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                                   EXHIBIT 22

                                  SUBSIDIARIES

     Set forth below is a list of all active subsidiaries of the Registrant, the state or other jurisdiction of incorporation or organization of each, and the names under which such subsidiaries do business.

                                                         Jurisdiction of
          Name                                            Incorporation
          ----                                           ---------------
Nature's Sunshine Products of Canada, Ltd.                  Canada

Nature's Sunshine Products de Mexico, S.A. de C.V.          Mexico

Nature's Sunshine Products de Colombia, S.A.                Colombia

NSSP Malaysia Sdn. Bhd.                                     Malaysia

Nature's Sunshine Produtos Naturais Ltda.                   Brazil

Nature's Sunshine K.K.                                      Japan

Nature's Sunshine Products de Venezuela                     Venezuela

Nature's Sunshine Products de Centroamerica                 Costa Rica

Nature's Sunshine Products de Panama, S.A.                  Panama

NSP de Guatemala, S.A.                                      Guatemala

Nature's Sunshine Products de El Salvador, S.A. de C.V.     El Salvador

Nature's Sunshine Products del Peru, S.A.                   Peru

Nature's Sunshine Products de Argentina                     Argentina

Nature's Sunshine Products de Honduras, S.A.                Honduras

Nature's Sunshine Products de Nicaragua, S.A.               Nicaragua
________________________

Each subsidiary listed above is doing business under its corporate name.

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